SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934

	Date of Report:  December 28, 1994
	(Date of earliest event reported)

	GENERAL RE CORPORATION
	(Exact name of Registrant as specified in its charter)




Delaware				1-8026			  	           06-1026471
(State of Incorporation)		(Commission File No.)		(I.R.S. Employer
										Identification No.)


695 East Main Street
Stamford, Connecticut							06904-2351
(Address of principal executive office)					(Zip Code)



Registrant's Telephone Number,
Including area code:  (203) 328-5000









Item 2.  Acquisition of Assets

On December 28, 1994, General Re Corporation (the "Corporation") and Colonia
 Konzern AG ("Colonia") formed a new company that will own approximately 75% of the voting shares and approximately 30% of the preferred shares of Kolnische
 Ruckversicherungs-Gesellschaft AG ("Cologne Re").  In exchange for these
 Cologne Re shares, Colonia for itself and as trustee for Nordstern
 Allgemeine Versicherungs AG (collectively the "CKAG Group"), received 100% of the Class A shares of the new company, General Re-CKAG Reinsurance and
 Investment S.A.R.L. ("GR-CK"). General Re contributed $883.7 million (DM 1,377 million) to GR-CK, in exchange for 100% of the Class B shares of GR-CK. The
 Class A shares have 49.9% of the votes of GR-CK and are entitled to an annual
 Class A dividend, while the Class B shares have 50.1% of the votes of GR-CK and are entitled to the earnings of GR-CK in excess of the Class A dividend. As a result of the ownership and control structure, the Corporation will consolidate GR-CK and Cologne Re in its financial statements and record as minority interests the share of the CKAG Group in GR-CK and of other shareholders in Cologne Re.

The Corporation has an option after seven years to purchase the Class A shares of GR-CK owned by the CKAG Group at a formula price. The option has a minimum exercise price of DM 1,306 million and a maximum of DM 1,509 million, subject to certain warranty adjustments that may reduce the exercise price.

The Corporation initially contributed cash in the amount of DM 1,377 million in exchange for its Class B shares at closing. On December 30, 1994, GR-CK paid
 DM 475 million to a subsidiary of the Corporation in exchange for its notes.
  The notes pay interest of 8.0% annually to GR-CK and are due on December 30, 2004.

CKAG Group will receive an annual Class A cash dividend which is based on a formula and is subject to a minimum of approximately DM 36 million. The
 Corporation will also receive an annual Class B cash dividend of 50.1% of GR-CK's distributable income, as defined in the joint venture agreement.








Item 7.  Financial Statements and Exhibits


(a),(b) Financial statements of  business acquired, pro forma information


Included in Exhibit 99(a) are Cologne Re Group's audited profit and loss statement for the year ended December 31, 1993, balance sheet as of December 31,
 1993, and corresponding notes. The Cologne Re Group accounts were compiled in accordance with German group accounting principles of trade law, company law provisions, the provisions of insurance supervisory law, the ordinance on the accounting of insurance companies and the directives for group accounting published by the German Federal Supervisory Office (collectively referred to as "German GAAP") for the insurance industry. The Group accounts follow the layout and specification of items set forth by the German Federal Supervisory
 Officer. The effects on the financial statements of the differences between U.S. generally accepted accounting principles ("U.S. GAAP") and German GAAP are presumed to be material. It is impracticable to provide the required interim financial statements and pro forma financial information, which will both be prepared on a U.S. GAAP basis, at this time. Such interim financial statements and pro forma financial information will be filed by amendment under cover of Form 8-K/A within the time period specified in Form 8-K Item 7 (a)(4).


(c) Exhibits


2 	General Re - Colonia Konzern Joint Venture Agreement

23	Consent of KPMG Deutsche Treuhand-Gesellschaft AG

99 (a)	Cologne Re's 1993 Financial Statements based on German GAAP

99 (b)	Press release dated December 28, 1994 concerning the closing on the
 Cologne Re transaction













SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


		GENERAL RE CORPORATION
		Registrant



Date: January 12, 1995	By:  JOSEPH P. BRANDON
		Joseph P. Brandon
			Vice President and
			Chief Financial Officer
		(Principal Financial Officer)



Date: January 12, 1995	By:  ELIZABETH A. MONRAD
			Elizabeth A. Monrad
			Corporate Controller
		(Principal Accounting Officer)



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Exhibit 2


Included below is the joint venture agreement between General Re Corporation and Colonia
Konzern AG.

Joint Venture Agreement

between

1.	General Re Corporation
	695 E. Main Street
	P.O. Box 10381
	Stamford, CT 06904
	U.S.A.

				- hereinafter referred to as "GRN" -

and

2.	Colonia Konzern AG
	Gereonsdriesch 9-11
	50670 Koln
	Federal Republic of Germany,

				- hereinafter referred to as "CKAG" -



WHEREAS

(1)	Kolnische Ruckversicherungs-Gesellschaft AG ("Cologne Re") has a stated capital of
DM 62,000,000 divided into 34,700 registered voting shares with a nominal value of
DM 1,000 each, 43,000 registered voting shares with a nominal value of DM 100 each,
220,000 registered voting shares with a nominal value of DM 50 each - the total voting share capital amounting to DM 50,000,000 - and 240,000 bearer preference non-voting shares with a nominal value of DM 50 each - the total non-voting share capital amounting to
DM 12,000,000. Pursuant to the Articles of Association each DM 1 paid in capital of the voting shares grants one vote.

(2)	CKAG holds fully paid in registered voting shares with a nominal value of together DM
27,501,000 and fully paid in bearer preference non-voting shares with a nominal value of together DM 3,579,300 in Cologne Re.

	CKAG holds further - as trustee for Nordstern Allgemeine Versicherungs-AG - fully paid in registered voting shares with a nominal value of together  DM 10,000,000 in Cologne Re (the voting shares held by CKAG with a nominal value of together DM 27,501,000, the non-voting shares held by CKAG with a nominal value of together DM 3,579,300 and the voting shares held by CKAG in trust for Nordstern Allgemeine Versicherungs-AG with a nominal value of together DM 10,000,000 are in the following referred to as the "Cologne Re Shares").

	The Cologne Re Shares are kept in the security deposit number 92.03260 maintained by
CKAG with Bankhaus Sal. Oppenheim jr. & Cie KGaA, Cologne.

	The Cologne Re Shares have been admitted to official trading at the Frankfurt Stock Exchange
(Frankfurter Wertpapierborse) and the Dusseldorf Stock Exchange (Rheinisch-Westfalische
Wertpapierborse zu Dusseldorf).

(3)	The parties want to promote the position of Cologne Re in a number of ways:

(a)	They wish to enhance the international activities of Cologne Re by supporting a cooperation between Cologne Re and GRN in complementary fields to mutually use synergies.

(b)	They wish to continue and strengthen the established business relationships of Cologne
Re in particular with regard to the continental European reinsurance market and hence to maintain a long standing shareholding of CKAG in Cologne Re.

(c)	They wish to provide Cologne Re with access to additional capital to enable it to improve its capital ratio and thereby establish the financial basis to use existing potential and perspectives regarding the aforementioned but also new fields of reinsurance business.

	In order to achieve this, the parties want to join forces in the reinsurance business by means of a joint venture disposing of sufficient funds to provide to Cologne Re and to ensure satisfactory returns to its shareholders, to accompany the further development of Cologne Re and possibly to explore further fields of cooperation, notwithstanding GRN's right to further develop its own business.

Therefore, the parties agree as follows:


I. Formation of a Joint Venture Company


1
Formation of the S.A.R.L.

1.1	The parties agree to form a Joint Venture under the name of

General Re - CKAG
Reinsurance and Investment S.A.R.L.,

	organized as a company with limited liability (societe a responsabilite limitee) under the laws of Luxembourg (the "Company").

	Should at any time one of the shareholders, that has lent its name to the Company, cease to be a shareholder of the Company, the remaining shareholders shall change the name of the
Company immediately to delete any reference to the former shareholder and the Company shall no longer use any reference to such former shareholder.

1.2	The Company shall as of Closing have Articles of Association substantially in accordance with the draft containing the English version, attached as Exhibit 1 to this Agreement.

1.3	The establishment of the Joint Venture shall take place at the Closing as defined under  2.4 infra, provided that the formation of the Company by CKAG before Closing followed by a capital increase upon Closing to achieve the participation of GRN is envisaged.



2
Shares in the Joint Venture

2.1	The Company shall as of Closing have a stated share capital in an amount of DM 264,758,500 to be held by the parties in the following proportions:

- -	GRN: DM 132,644,000
				equal to 50.1 %

- -	CKAG: DM 132,114,500
				equal to 49.9 %.

2.2	The capital contribution of CKAG shall be made by transferring to the Company all of the
Cologne Re Shares. Such capital contribution shall be made at fiscal book value equivalent to
DM 132,114,568. The amount of DM 68 by which the fiscal book value exceeds the nominal value of the shares in the Company subscribed by CKAG, shall be attributed to the capital reserve of the Company. The transfer shall be made according to the terms set out under
Subscription and Payment of the Shares in the Initial Articles of Association attached as
Exhibit 2 to this Agreement.

2.3	GRN shall make a capital contribution to the Company in the amount of DM 1,377,000,000.
Such contribution shall be made in cash or in kind by contribution of 100 % of the shares in a company with limited liability having its statutory seat in England, provided that such company holds cash or a claim against GRN for cash in the amount of DM 1,377,000,000 or more, provided further that one share of Sterling 1.- in such company may be transferred by transferring beneficial ownership thereto, only.

	Out of the above mentioned amount DM 132,644,000 shall be contributed for shares in the
Company in the same nominal amount to be created by a corresponding capital increase and the remaining DM 1,244,356,000 shall be attributed to the Company's capital reserve.

2.4	The contribution by GRN referred to under  2.3 supra shall be made at Closing and the contribution by CKAG referred to under  2.2 supra shall be made before Closing upon the incorporation of the Company.

	The Closing shall take place on December 28, 1994 but not earlier than the conditions set out in  15 have been fulfilled. Such date is herein referred to as the "Closing".


3
Representations and Warranties

3.1	CKAG represents and warrants to GRN in the form of an independent promise of guarantee that the following statements are true and accurate as of the signing of this
Agreement and as of the Closing:

3.1.1.1	Neither against CKAG nor Cologne Re Group companies as defined in 3.1.1.2 have any bankruptcy or composition proceedings been initiated nor are there any circumstances which would justify the initiation of such proceedings in the future.

3.1.1.2	The consolidated annual statement (including consolidated balance sheet, consolidated profit and loss account and consolidated annex) and consolidated business report of
Cologne Re for the fiscal year which ended December 31, 1992 attached as Exhibit 3.1
(the "Annual Statement") have been prepared, and all statutorily permitted accruals have been taken, with the care of a prudent businessman (Sorgfalt eines ordentlichen
Kaufmanns) in accordance with generally accepted German accounting principles
(Grundsatze ordnungsmaiger Buchfuhrung) observing continuity in the accounting, eva-
luation and consolidation principles ("German GAAP") and present in the meaning of
 297 subsec. 2 sentence 2 Commercial Code (Handelsgesetzbuch) a true and fair view of the assets-, finance- and results-situation of the Cologne Re Group as defined below which is in accordance with the actual circumstances. To the extent that there are quali-
tative capitalisation options (Aktivierungsansatzwahlrechte) capitalisation has taken place only as set forth in Exhibit 3.2. To the extent that there are qualitative options to include items in the liabilities (Passivierungsansatzwahlrechte) such items have been included except as set forth in Exhibit 3.2. The entities consolidated in the Annual Statement are herein referred to as the "Cologne Re Group".

3.1.1.3	Cologne Re is the owner of the real estate located in Germany and listed in Exhibit 4.1.
The excerpts from the cadastrial chart (Katasterplan), land register and construction encumbrance register (Baulastenbuch) attached as Exhibit 4.2 to this Agreement accurately reflect the factual and legal circumstances relating to such real estate. Such
German real estate is free of any encumbrances and any other rights for the benefit of third parties which are not visible in the attached excerpts from the land register or construction encumbrance register or contracts; there are no filings for registration which are not yet registered in the land register or construction encumbrance register except as visible from the attached documents.

	Exhibit 5 is a complete and correct listing of all foreign real estate owned by Cologne Re
Group containing

- -	the site and size,

- -	charts,

- -	encumbrances including public law encumbrances 	and any other rights for the
benefit of third parties, and

- -	any pending changes to the above.

	Except for those mentioned in Exhibit 5 no encumbrances, public law encumbrances, other rights for the benefit of third parties and pending changes are existing.

3.1.1.4	With the exception of the items disposed of since January 1, 1993 in the ordinary course of business Cologne Re Group is the legal and beneficial owner of all investments and other fixed assets shown in the Annual Statement under II. and IV.1 (Kapitalanlagen,
Betriebs- und Geschaftsausstattung). Such assets are free of any encumbrances or any other rights for the benefit of third parties except for encumbrances or rights listed in
Exhibit 6 to this Agreement or granted in the ordinary course of business for liabilities reflected in the Annual Statements. The positive difference between fair market value and
German GAAP value (Buchwert nach HGB einschlielich der Grundsatze ordnungsmaiger Buchfuhrung) of the investment portfolio described in Exhibit 7 as of
December 31, 1993 amounts to at least DM 240 million.

3.1.1.5	Exhibit 8 to this Agreement is a complete and correct list of all trade marks which are owned or used by the Cologne Re Group. To the best knowledge of CKAG and Cologne
Re Group no trade marks used by Cologne Re Group have been challenged by any third party. Best knowledge of Cologne Re Group in this Agreement only refers to the best knowledge of any member of the 'Vorstand' (board of management) of Cologne Re, any
Chief Executive officer of such subsidiary (as defined in Exhibit 14.1 'verbundene
Unternehmen' hereinafter "the Subsidiaries") of Cologne Re that itself is active in reinsurance business (as defined in Exhibit 14.2 as 'Reinsurance Subsidiaries'), the General
Counsel (Chefsyndikus) or the Chief Actuary (Leiter Ruckversicherungsforschung und
- -entwicklung) of Cologne Re. Best knowledge of CKAG in this Agreement only refers to the best knowledge of any member of the 'Vorstand' of CKAG or of the General Counsel of CKAG.

3.1.1.6	Exhibit 9 to this Agreement is a complete and correct list of all powers of attorney to underwrite reinsurance or insurance business and powers of attorney outside the ordinary course of business issued by any member of Cologne Re Group and presently in force.

3.1.1.7	Exhibit 10 to this Agreement is a complete and correct list of all legal disputes
(Rechtsstreitigkeiten) and regulatory proceedings (Verwaltungsverfahren) to which
Cologne Re or any of the Subsidiaries or anyone of their employees (to the extent that such disputes or proceedings could result in a liability of Cologne Re or any of the
Subsidiaries) are party or subject by way of third party notice (Streitverkundung,
Beiladung), except for disputes and proceedings regarding reinsurance claims under concluded contracts and disputes and proceedings concerning monetary claims in an amount of less than DM 150,000 in the individual case or DM 3,000,000 in the aggregate of interrelated actions. Aside from the listed disputes and proceedings to the best knowledge of CKAG and Cologne Re Group no such disputes or proceedings are impending nor are there any circumstances known which are likely to give rise to such dis-
putes or proceedings.

3.1.1.8	Cologne Re Group has at its disposal all regulatory permits which are required for the conduct and continuation of its present business operations. Neither the business operations of Cologne Re Group nor any of its products or services substantially violate applicable law or regulatory orders. To the best knowledge of CKAG and Cologne Re
Group neither a revocation nor any restriction of such permits is impending or would result from the consumation of the transactions contemplated herein, provided however that the authorities in Singapore have informed Cologne Re that only one license will be upheld, if two or more companies come under the ultimate control of the same shareholder.

3.1.1.9	Since December 31, 1992, the business operations of Cologne Re Group have been and will be conducted exclusively in the ordinary course of business (im Rahmen des gewuhnlichen Betriebes des Handelsgewerbes der Gesellschaft) and with the care of a prudent businessman. To the best knowledge of CKAG and Cologne Re Group (i) there have been no materially adverse changes with respect to Cologne Re Group as a whole in the aggregate of its business operations, the asset-, financial- and result-situation, important assets, reinsurance agreements and other contracts except for publicly available information on changes in the financial markets as they affect any institutional investor and except for those listed in Exhibit 11; (ii) since December 31, 1993 neither profit distribu-
tions (except for the dividend for 1992 paid in January 1994 and the dividend for 1993 paid or to be paid in December 1994) including preliminary and constructive distributions nor contributions including constructive contributions or transfer arrangements have been made, except in the ordinary course of business or within the Cologne Re Group, nor have hidden reserves been dissolved or withdrawn, except in the ordinary course of business.

3.1.1.10	Cologne Re Group has not entered with CKAG or any third party into any enterprise agreement (Unternehmensvertrag) within the meaning of  291 et seq. of the Stock
Corporation Act (Aktiengesetz) nor any agreement relating to the establishment of a silent partnership.

3.1.2.1	The statements in the whereas-clause of this Agreement with respect to CKAG and
Cologne Re are complete and correct.

3.1.2.2	Cologne Re is a stock corporation (Aktiengesellschaft) duly organised under the laws of the Federal Republic of Germany and validly existing in accordance with the excerpt of the
Commercial Register attached hereto as Exhibit 12 and the Articles of Association in their version of January 17, 1992 as filed with the Commercial Register and attached hereto as
Exhibit 13. There are no shareholder resolutions amending the Articles of Association which have not yet been registered in the Commercial Register, other than the resolution on an authorized capital increase in the nominal amount of DM 31,000,000 passed on
December 8, 1994, nor are there any side agreements relating to the constitution and organisation of Cologne Re.

3.1.2.3	CKAG is the sole legal and beneficial owner of the Cologne Re Shares which are free of any encumbrances or any other rights for the benefit of third parties, except only (if not terminated prior to the transaction) for the restrictions on the exercise of voting rights pertaining to the Cologne Re Shares as provided for under the control prevention agreement (Entherrschungsvertrag) of April 23, 1970 as amended December 9, 1991 and for a trust agreement dated August 31, 1994 between CKAG and Nordstern Allgemeine
Versicherungs-AG according to which CKAG holds fully paid in registered voting shares in the nominal value of together DM 10,000,000 as trustee for Nordstern Allgemeine
Versicherungs-AG. CKAG has the right and the power to freely dispose of the Cologne
Re Shares and any rights attached thereto. Neither the consent of Cologne Re, except as stated in Article 5 of the Articles of Association of Cologne Re, nor the consent of any third party is required for such disposal, nor does such disposal violate the right of
Cologne Re or any third party. Also, the aforementioned trust agreement concluded with
Nordstern Allgemeine Versicherungs-AG does not impose any limitations with regard to the transfer of the Cologne Re Shares or any rights attached to them.

3.1.2.4	The aforementioned control prevention agreement of April 23, 1970 as amended
December 9, 1991 and the aforementioned trust agreement dated August 31, 1994 do not bind the Company and the control prevention agreement does not apply to shares issued by the Company and rights attached thereto.

3.1.2.5	The Cologne Re Shares are validly issued, are free of any obligations to make additional contributions, are fully paid up, and no repayment of capital contributions has been made, neither openly nor concealed.

3.1.2.6	Cologne Re holds the Subsidiaries ('verbundene Unternehmen') and other participations
('Beteiligungen' pursuant to  271 subsec. 1 Commercial Code) shown in Exhibit 14.1 to this Agreement. Besides these participations Cologne Re has no participations in other businesses and is under no obligation to acquire such participations.

3.1.2.7	The Subsidiaries and other participations are duly organised and are in continued and unchallenged corporate existence.

3.2	Should any of the representations and warranties be incorrect the value of the deficiency shall be considered to be equivalent to

(i)	in the cases of  3.1.1.1 through 3.1.1.9, 3.1.2.6 and 3.1.2.7 two thirds (2/3) of the cost to Cologne Re and

(ii)	in the cases of  3.1.1.10 through 3.1.2.5 one hundred percent of the cost to the
Company

	in the meaning of  249 et seq. German Civil Code to create a situation as if the individual representation or warranty had been correct. Such deficiency shall be calculated, if applicable, on an after tax basis and shall include consequential damages, if any. The deficiencies so defined are hereinafter referred to as the "Deficiencies". Deficien-
cies are to be compensated for under 9.4 infra only, but including interest at a rate of 8 %
per annum as of the point in time the Deficiency has occurred until it is compensated for.

	The legal principles expressed in  460, 464 of the Civil Code (Burgerliches Gesetzbuch)
only apply regarding information explicitly disclosed in or referred to in this Agreement and its Exhibits 1 through 23.

3.3	No further representations and warranties beyond  3.1 are given nor may be deemed to be given. Any other claims for representations or warranties (Gewuhrleistungsanspruche
 459 et seq. Civil Code) and comparable claims on a different legal basis (c.i.c. PFV etc.) than the claims specified in  3.2 are excluded, provided however that GRN is entitled to rescind this Agreement if - and only if - CKAG does not transfer to the
Company the unrestricted ownership of the Cologne Re Shares.

3.4	All claims for Deficiencies may not exceed in case of the representations under (i)
3.1.1.2 and (ii)  3.1.1.9 DM 125 million each. All Deficiency claims under any representation or warranty in total may not exceed DM 1,371,460,000. Claims for
Deficiencies may only be raised if they exceed DM 25 million in total.

3.5	The representations and warranties under  3.1 supra are subject to the following periods of limitation provided, however, that in order to make a Deficiency deductible under  9.4 infra it suffices to have notified CKAG in writing of such a claim by the deadline mentioned under  3.5.1 infra, if within six months after such deadline measures in the meaning of  208 et seq. Civil Code have been taken;

3.5.1	those under  3.1.1 to a period of limitation expiring on December 31, 1996; and

3.5.2	those under  3.1.2 to a period of limitation expiring on December 31, 2009.





3a
Representations and Warranties by GRN

GRN represents and warrants to CKAG in the form of an independent promise of guarantee that - in case GRN chooses to make its contribution in kind - the following statements are true and accurate as of the time of contribution:

3a.1	The company with limited liability (the "Ltd company"), the shares in which constitute the contribution in kind, is duly organized and validly existing under the laws of England with
Articles of Association substantially in accordance with Exhibit 24 to this Agreement.

3a.2	GRN and for one Sterling 1.- share its nominee is the sole legal and beneficial owner of the shares contributed which are free of any encumbrances or any other rights for the benefit of third parties. Such shares are validly issued, are free of any obligations to make additional contributions, except for an obligation of GRN to pay to the Ltd company an amount established by agreement. The shares contributed constitute the entire share capital of the
Ltd company.

3a.3	The Ltd company does not have any liabilities beyond an amount of DM 1,000.--. The objective value of the shares contributed amounts to at least DM 1,377,000,000.

3a.4	Any amounts owed by GRN to the Ltd company will be settled one day after Closing at the latest. There are no limitations and costs to a distribution of DM 1,376,998,000 by the Ltd company to the Company immediately after Closing.



II. Operation of the Company and Shareholders' Rights

4
Participation Companies

4.1	GRN is entitled to nominate six, CKAG to nominate two of the eight members of the supervisory board of Cologne Re that are appointed by its shareholders (the supervisory board consisting of 12 members 4 of which are appointed by the employees) and the Company shall exercise its voting rights in the shareholders' meeting of Cologne Re accordingly. The
Company and its shareholders shall also use their influence - to the extent permitted by law -
to ascertain that the supervisory board members suggested by GRN as chairman and by
CKAG as vice chairman are so elected by the other members of the supervisory board. The parties shall take the appropriate measures in the rules of procedure of the supervisory board
(Geschuftsordnung des Aufsichtsrats) of Cologne Re to ensure that only the chairman of the supervisory board of Cologne Re has a casting vote.

4.2	The parties intend to pursue a business policy regarding Cologne Re that makes use of the synergies between Cologne Re Group and GRN group especially in the international reinsurance business. They encourage the exchange of information and the mutual streamlining of overlap between the business of Cologne Re and GRN and the common exploration of new business fields. The established business relationships of Cologne Re in particular with regard to the continental European reinsurance market should be maintained and strengthened. Support shall be provided to Cologne Re by participation of the Company in capital increases as specified in  7.2.

4.3	GRN shall on a regular basis report to the Company on major developments in the cooperation between GRN and Cologne Re and the realization of the business policy and the synergies envisaged.

4.4	The supervisory board of the Company shall meet in advance of general meetings of shareholders of Cologne Re in order to consider any issues on the agenda and additional issues to raise. The supervisory board shall resolve in accordance with the Articles of
Association of the Company on the exercise of shareholders' rights the Company holds in
Cologne Re.

4.5	The parties expect that the intended cooperation between the GRN group and the Cologne Re
Group will be established and implemented in the spirit of partners. Nevertheless, it cannot be excluded that the conclusion of a domination agreement with Cologne Re may become necessary or advisable for legal or commercial reasons. The Articles of Association of the
Company provide for a 75 % majority required in the shareholders meeting for the conclusion of domination agreements. CKAG shall grant its consent unless it proves there would be material disadvantage for CKAG resulting from the domination agreement that is not adequately compensated for or protected against.

4.6	 4.5 last sentence shall apply mutatis mutandis to amendments of the Articles of Association and capital increases of Cologne Re.


5
Nomination and Information Rights in the Company

5.1	The Company shall have between three and six managing directors ("Geschuftsfuhrer"). One or more of the managing directors shall be resident in Luxembourg. CKAG shall be entitled to nominate up to two managing directors, provided however that GRN shall be entitled to always nominate one managing director more than CKAG. The parties may decide to jointly nominate a managing director. The procedures shall follow the Articles of Association as set out in Exhibit 1 to this Agreement.

5.2	GRN is entitled to nominate two of the three members of the supervisory board of the
Company. CKAG is entitled to nominate one member. The procedure shall follow the Articles of Association as set out in Exhibit 1 to this Agreement.

5.3	The parties undertake to vote in order to ensure the appointments in accordance with  5.1 and 5.2. The rules on the appointment of managing directors and members of the supervisory board shall apply by analogy to their revocation and the other party shall vote accordingly.
The shareholder being entitled to nominate shall be entitled to cause a revocation.

5.4	Each shareholder shall have the right to examine all books, documents and correspondence of the Company, to take inventory of the assets of the Company and to take cognizance of all acts that have taken place, always as regards the Company's own business only. Each shareholder shall have access to all buildings and sites used by the Company.

5.5	The Company shall provide its shareholders with the necessary information for their accounting purposes to the extent legally permitted.


6
Accounting

6.1	The book value at which the participations in Cologne Re have been transferred to the
Company as capital contributions shall be continued to the extent legally permitted.

6.2	The auditors of the Company, which may be substituted in accordance with the Articles of
Association of the Company, shall be Coopers & Lybrand.


7
Investments by the Company

7.1	The Company shall set up an office at its seat with sufficient staff to actively manage its
investments.Roughly 78 % of the liquid assets available to the Company (i.e. all assets excluding the Company's participation in Cologne Re), including the amounts mentioned in
7.2 and  7.3 last sentence, shall be invested through the main office at the Company's seat.
The remaining amount may - in as far as appropriate for the Company - be invested through branches or subsidiaries of the Company. If GRN makes its contribution in kind as set forth in
 2.3 of this Agreement then the funds of the Ltd company, the shares of which are contributed, shall immediately be distributed to the Company to enable it to pursue the invest-
ments set forth in this  7.

7.2	The Company shall invest a sufficient amount in appropriate funds so that it may participate up to DM 300 million in capital increases of Cologne Re and the parties undertake to use their best efforts in order to have Cologne Re increase its capital according to the needs of Cologne
Re and shall vote accordingly as shareholders of the Company.

7.3	The Company shall use its remaining liquid assets for financial investments in marketable securities and similar financial instruments in accordance with its  investment policy set forth in Exhibit 22, that may be amended from time to time in accordance with the Articles of
Association. The Company is entitled to grant a loan either to GRN or to a subsidiary of GRN if GRN fully guarantees such loan to its subsidiary, which loan shall not exceed DM 475 million and shall be upon terms and conditions consistent with Exhibit 15.

7.4	Any investments of the Company shall be prudently selected, shall be on an arm's length basis and consistent with the approved investment policy.

7.5	Should the investment policy of the Company especially with regard to investments through foreign branches or subsidiaries result in a material disadvantage to one party such party may propose appropriate means to avoid such disadvantage and the other party shall grant its consent thereto unless it proves there would be material disadvantage to such other party or the Company resulting from the implementation of such means, that is not adequately compensated for or protected against. After such consent the parties shall resolve accordingly.


8
Dividends

8.1	Profits of the Company, as defined below, shall be distributed as dividends in as far as permitted by law. Dividends shall be distributed according to the relative shareholding in the
Company.

	Profits are understood as consolidated net income after tax based on US GAAP in effect as of
January 1, 1994 consistently applied subtracting the Company's equity in the earnings of
Cologne Re (if consolidated representing the earnings of Cologne Re less the portion allocated to the minority interest)  but adding the Company's share in Cologne Re's dividend for the year preceding the year for which the net income is calculated.

8.2	The parties agree that the dividends received by CKAG shall at least amount to a guaranteed annual dividend payment from the Company which shall be equal to the sum of

a)	66.26 % times 49.9 % times 15 % of the consolidated net income after tax of Cologne
Re in the year before the year the dividend is paid for, based on U.S. GAAP in effect as of January 1, 1994 consistently applied without purchase price adjustments resulting from this transaction being made,

plus

b)	49.9 % of the result of
	-	the profits of the Company as defined in  8.1
	minus
	-	the dividend from Cologne Re as defined in  8.1.

	The guaranteed annual dividend shall not fall below DM 36 million and shall not exceed DM
42 million as per the exchange rate quoted in Frankfurt on the date of the shareholders'
resolution on the annual accounts of the Company.

	The guaranteed dividend becomes due two weeks after the date of the shareholders' resolution on the annual accounts of the Company. Such a guaranteed dividend is payable for the first time in 1996 for 1995. In 1995 for 1994 the guaranteed annual dividend shall amount to such pro rata temporis share of DM 36 million  reflecting the period of time of 1994 during which both CKAG and GRN have been shareholders of the Company.

	GRN undertakes to pay to CKAG any amount by which dividends received by CKAG from the Company before tax fall short of the above mentioned guaranteed amount per year. In as far as the shortfall is caused by mere book losses the parties may decide to pay the guaranteed dividend from the capital reserve of the Company, which shall subsequently be increased by the same amount as soon as possible.

8.3	The parties undertake to exercise their voting rights in the general meeting of shareholders of the Company in order to achieve the agreement set forth in  8.1 and 8.2. The parties are entitled to review themselves and have certified accountants review the calculation of dividends.

8.4	CKAG is further entitled to a dividend in an amount which corresponds to the dividend received by the Company from Cologne Re - after any applicable Luxembourg and German taxes - for the year 1994 pro rata temporis for that part of 1994 up to December 27 inclusive or any later date which shall be the day preceeding Closing.


III. Transfer of Shares and Options


9
GRN Call Option

9.1	GRN is granted a call option for all shares in the Company which are held by CKAG itself and as trustee for Nordstern Allgemeine Versicherungs-AG (the "Option Shares"). The call option can only be exercised once and for all of the Option Shares. In case the call option is exer-
cised, CKAG is obliged to transfer the Option Shares to GRN by way of a notarial transfer agreement accepted by or notified to the Company in the form required by law, such transfer agreement to be substantially in accordance with  Exhibit 16 to this Agreement.

9.2	The call option can only be exercised effective as of January 1, 2002 until January 1, 2004 for the first day of any calendar half year. It has to be exercised by registered letter to be received by CKAG at least three months before the date the option is exercised for.

9.3	After receipt of the notice on the exercise of the call option the Option Shares shall be trans-
ferred with economic effect as of the date the call option is exercised for and ad rem (dinglich)
within one week thereafter against a preliminary payment of DM 1,371,460,000, minus any adjustment in accordance with parts III and IV of Exhibit 17, provided that such adjustment has been agreed upon or has been finally decided by arbitration. Such preliminary payment shall be made by wire transfer to an account named by CKAG and shall be made within one week of the date the option is exercised for. Any positive or negative difference between the preliminary payment and the actual option price according to  9.4 plus accrued interest shall be paid within 5 bank working days of determination of the latter. The interest referred to in this Section shall always be calculated as of the date the option is exercised for and shall be
100 basis points above three months LIBOR as of this date.

9.4	The option price (the "Option Price") shall be calculated on the basis of the formula attached as Exhibit 17.

9.5	If there are any disputes on the Option Price the parties should first try to settle the problem amicably. If they cannot do so the Option Price is to be determined by an accounting firm of good international reputation acting as arbiter giving an expert opinion (Schiedsgutachter), provided, the claims of the parties do not differ by more than 20 % of the lower of the claims.
This arbiter shall be chosen by the following mechanism. One party to this agreement suggests two arbiters to the other side. Within two weeks after such suggestion the other side has to suggest two arbiters itself. Each side then has another two weeks to strike one arbiter from the two suggested by the respective other party. The choice between the remaining two arbiters shall be made between them by drawing straws within one week after the two parties have struck one arbiter each from the list of the respective other party. Should either party not act in a timely fashion it shall lose its respective right to suggest or strike arbiters. Should one party not have struck one of the arbiters suggested by the other party, the straws shall be drawn among the two arbiters suggested by the other party only. The decision by the arbiter so chosen shall be final if within a scope of 10 % of the claim by each party. In case the decision is beyond this scope or the claims of the parties differ by more than 20 % of the lower of the claims the Option Price shall be decided by the arbitration panel pursuant to  20.

9.6	CKAG shall remain entitled to receive dividends in accordance with this Agreement including the guaranteed dividend (cf.  8.2 supra) for the running business year net of any applicable taxes pro rata temporis.

9.7	Should GRN violate its obligation to pay any part of the Option Price upon the due date and not rectify such delay within two months after written notification, CKAG may either

a)	continue to request performance and claim compensation for any damages incurred

	or

b)	declare the exercise of the option void and request from GRN

i)	the transfer of all or part of GRN's shares in the Company (the "GRN Shares")
substantially in accordance with Exhibit 18. The price shall be equal to
DM 1,306,000,000 minus a contractual penalty in the amount of DM 300 million, the result being multiplied by the percentage of the stated capital called divided by
49.9, provided, however, that the price shall not be higher than the fair market value of the GRN Shares to be transferred. To establish this CKAG may initiate the valuation procedure in accordance with 9.5. CKAG is entitled to withhold the amount of any loan by the Company to GRN or a subsidiary of GRN with guarantee of GRN referred to in  7.3 plus any outstanding interest thereon, mul-
tiplied by the percentage of the stated capital called divided by 50.1, until all claims of the Company in connection with such loan have been settled. Such transfer shall be effected within one month from CKAG's request for transfer against payment;  9.8 shall apply accordingly;

or

ii)	the payment of a contractual penalty in the amount of DM 300 million.

	CKAG may - at any time as long as GRN has not fulfilled its obligations under the option -
decide to pursue its rights under b) rather than a). If CKAG has decided to pursue its rights under b) i) it may - at any time as long as the transfer of the GRN Shares called thereunder to
CKAG is not fully effected - decide to pursue its rights under b) ii).

9.8	The transfer of the Option Shares shall be made under exclusion of any representations and warranties or other liabilities except for CKAG representing and warranting to GRN in the form of an independent promise of guarantee that the following statements as of the date the
Option Shares are being transferred to GRN are true and accurate:

a)	CKAG is the sole legal owner and CKAG and Nordstern Allgemeine Versicherungs AG are the sole legal and beneficial owners of the Option Shares which are validly issued and free of any encumbrances and any other rights for the benefit of third parties. CKAG has the right and the power to freely dispose of the Option Shares and any rights attached thereto without the consent of any third party being required for such disposal or that such disposal would violate the right of any third party, except only for the consent by the shareholders of the Company as required under the Articles of Asso-
ciation of the Company. CKAG has in particular the full and unrestricted consent by
Nordstern Allgemeine Versicherungs-AG, if required.

b)	No bankruptcy or composition proceedings have been initiated against CKAG nor are there any circumstances which would justify the initiation of such proceedings in the future.

9.9	Should CKAG violate its obligation to transfer the Option Shares to GRN and not rectify such violation within one month after the due date for the transfer, GRN is entitled to a contractual penalty in the amount of DM 300 million notwithstanding the continued claim for transfer and notwithstanding any further claim for damages.


10
CKAG Call Option

10.1	CKAG is granted a call option for all of the shares in the Company held by GRN ("GRN
Option Shares"). The call option can only be exercised once and for all of the GRN Option
Shares. In case the call option is exercised, GRN is obliged to transfer the GRN Option
Shares to CKAG by way of a notarial transfer agreement accepted by or notified to the
Company in the form required by law, such transfer agreement to be substantially in accordance with Exhibit 18 to this Agreement.

10.2	The call option can only be exercised effective as of January 1, 2004 until January 1, 2007 for the first day of any calendar half year provided GRN does not exercise its call option pursuant to  9. It has to be exercised by registered letter to be received by GRN at least three months before the date the option is exercised for.

10.3	After receipt of the notice on the exercise of the call option the GRN Option Shares shall be transferred with economic effect as of the date the call option is exercised for and ad rem
(dinglich) within one week thereafter against a preliminary payment of DM 1,280,000,000 minus any amount CKAG is entitled to withhold with regard to the loan by the Company to
GRN, which amount is specified in  10.4. Such preliminary payment shall be made by wire transfer to an account named by GRN and shall be made within one week of the date the option is exercised for. Any positive or negative difference between the preliminary payment and the actual option price according to  10.4 plus accrued interest shall be paid within 5 bank working days of determination of the latter. The interest referred to in this Section shall always be calculated as of the date the option is exercised for and shall be 100 basis points above three months LIBOR as of this date.

10.4	The option price (the "CKAG Option Price") shall be calculated on the basis of the formula attached as Exhibit 17 (except for parts III and IV of Exhibit 17), multiplied by 50.1 divided by 49.9, provided however that the price shall not be higher than the fair market value of the
GRN Option Shares. CKAG is entitled to withhold the amount of any loan by the Company to
GRN or a subsidiary of GRN with guarantee of GRN referred to in  7.3 plus any outstanding interest thereon until all claims of the Company in connection with the loan have been settled.

10.5	 9.5 shall apply mutatis mutandis.

10.6	GRN shall remain entitled to receive any dividends in accordance with this Agreement for the running business year net of any applicable taxes pro rata temporis.

10.7	Should CKAG violate its obligation to pay any part of the CKAG Option Price upon the due date and not rectify such delay within two months after written notification, GRN may either

a)	continue to request performance and claim compensation for any damages incurred

	or

b)	declare the exercise of the option void and request from CKAG

i)	the transfer of all or part of CKAG's shares in the Company (the "CKAG Shares")
substantially in accordance with Exhibit 16. The price shall be equal to
DM 1,306,000,000 minus a contractual penalty in the amount of DM 300 million, the result being multiplied by the percentage of the stated capital called divided by
49.9, provided, however, that the price shall not be higher than the fair market value of the CKAG Shares to be transferred. To establish this GRN may initiate the valuation procedure in accordance with 9.5. Such transfer shall be effected within one month from GRN's request for transfer against payment;  10.8 shall apply accordingly;

or

ii)	the payment of a contractual penalty in the amount of DM 300 million.

	GRN may - at any time as long as CKAG has not fulfilled its obligations under the option -
decide to pursue its rights under b) rather than a). If GRN has decided to pursue its rights under b) i) it may - at any time as long as the transfer of the CKAG Shares called thereunder to GRN is not fully effected - decide to pursue its rights under b) ii).

10.8	The transfer of the GRN Option Shares shall be made under exclusion of any representations and warranties or other liabilities except for GRN representing and warranting to CKAG in the form of an independent promise of guarantee that the following statements as of the date the Option Shares are being transferred to GRN are true and accurate:

a)	GRN is the sole legal and beneficial owner of the GRN Option Shares which are validly issued and free of any encumbrances and any other rights for the benefit of third parties.
GRN has the right and the power to freely dispose of the GRN Option Shares and any rights attached thereto without the consent of any third party being required for such disposal or that such disposal would violate the right of any third party, except only for the consent by the shareholders of the Company as required under the Articles of
Association of the Company.

b)	No bankruptcy or composition proceedings have been initiated against GRN nor are there any circumstances which would justify the initiation of such proceedings in the future.

10.9	Should GRN violate its obligation to transfer the GRN Option Shares to CKAG and not rectify such violation within one month after the due date for the transfer, CKAG is entitled to a contractual penalty in the amount of DM 300 million notwithstanding the continued claim for transfer and notwithstanding any further claim for damages.


11
Transfer and Encumbrance of Shares

11.1	The transfer and encumbrance of shares in the Company needs the prior consent of the shareholders' meeting with a three quarters majority as set forth in the Articles of Association of the Company. In general, each shareholder shall be free in its decision on such consent.

	CKAG and GRN shall not transfer any rights attached to their shares in the Company and shall not grant any rights to others or enter into any undertakings or restrictions with respect to their shares in the Company or any rights attached thereto except with the prior written consent of the relevant other party to this Agreement and except for the trust agreement re-
ferred to under  3.1.2.3.

11.2	In case any party entitled to exercise an option according to  9 and 10, supra, makes use of such right, the other shareholders shall be deemed to have consented to such transfer and undertake to perform all acts necessary or useful to give effect to such transfer.

11.3	GRN shall pledge its shares in the Company to CKAG, effective as of Closing and in accordance with the pledge agreement attached as Exhibit 19 to this Agreement, to secure the potential claims of CKAG for payment according to  9.3, 9.7, 10.9 and 12.3.

	Any rights attached to GRN's shares to vote and to receive dividends shall rest with GRN, unless the pledge is enforced. The pledge shall be released as soon as all shares in the
Company are concentrated in the hands of one shareholder.

11.4	CKAG shall pledge its shares in the Company to GRN, effective as of Closing and in accordance with the pledge agreement attached as Exhibit 20 to this Agreement, to secure the potential claims of GRN for payment according to  9.9, 10.3, 10.7 and 12.2.

	Any rights attached to CKAG's shares to vote and to receive dividends shall rest with CKAG, unless the pledge is enforced. The pledge shall be released as soon as all shares in the
Company are concentrated in the hands of one shareholder.

11.5	Should the exercise of the options because of reasons of antitrust and cartel law, contrary to expectation, be forbidden or approved with conditions the performance of which rather than being minimal strikes at the essence and purpose of the Options and which a party to this
Agreement would not consider tolerable, the parties should jointly, on an amicable basis, de-
cide on the legally expedient course to follow. Should the exercise of the option fail conclusively the parties agree to continue the Company only as governed by the Articles of
Association of the Company and this Agreement.


12
Insolvency

12.1	Should until January 1, 2004 bankruptcy proceedings, composition proceedings, creditor protection proceedings or similar proceedings be opened against the Company or should the opening be refused for lack of funds, which proceedings will as a mandatory consequence under law or by a vote of all shareholders of the Company have as consequence the distribution of all or part of the funds of the Company (all of the above events hereinafter being referred to as "Insolvency"), CKAG may

(i)	put its Option Shares to GRN pursuant to  9.1, 9.3 - 9.6 and 9.8, mutatis mutandis;

	or, at CKAG's discretion,

(ii)	receive the bankruptcy dividend and similar payments, if any, from the Company, but not more than DM 1,371,460,000 minus any adjustment in accordance with parts III and IV of Exhibit 17.

	If an Insolvency of the Company occurs after January 1, 2004, CKAG shall receive the bankruptcy dividend and similar payments, if any, from the Company, but not more than DM 1,371,460,000 minus any adjustment in accordance with parts III and IV of
Exhibit 17.

12.2	If an Insolvency of CKAG, except for composition proceedings to continue operations
(Fortsetzungsvergleich oder Entsprechung bei Neuregelung des deutschen Insolvenzrechts), occurs until January 1, 2004, GRN is entitled to exercise the option set forth in  9 early or exercise its rights under Article 7 of the Articles of Association, both at the price set forth in
 9.4. This price shall also be the price to be agreed upon pursuant to Article 7 (2) (ii) of the
Articles of Association of the Company for all cases of Article 7 of the Articles of
Association.

	This shall apply accordingly if an Insolvency of CKAG occurs after January 1, 2004, in which case no exception shall be made for composition proceedings to continue operations.

12.3	Should an Insolvency of GRN occur, CKAG is entitled to the same claims against GRN as set out in  9.7.b) (i) and (ii) and  9.7 last sentence, notwithstanding its rights in accordance with
Article 7 of the Articles of Association at the price set forth in  10.4. This price shall also be the price to be agreed upon pursuant to Article 7 (2) (ii) of the Articles of Association of the
Company for all cases of Article 7 of the Articles of Association.


13
Covenant not to compete

13.1	For a period of 5 years from Closing CKAG, also for its then affiliated companies, other than those affiliated through CKAG's shareholders, undertakes worldwide not to conduct any activity with which it would directly or indirectly compete with the present business opera-
tions of Cologne Re Group or the Company or which would directly or indirectly result in such competition. CKAG shall especially not establish or acquire any business which would, directly or indirectly, compete with the business operations of Cologne Re Group or the
Company, or acquire a participation in such business or advise such business. This covenant not to compete does not apply to

a)	reinsurance business of CKAG and its affiliates if consolidated net reinsurance premiums do not exceed 10 % of their consolidated net insurance premium income;

b)	the acquisition of not more than 10 per cent of the shares of a company listed on a stock exchange;

c)	acquisitions of other companies or a group of companies with reinsurance activities if the consolidated net reinsurance premiums of such company or group of companies do not exceed 25 % of the overall consolidated net insurance premiums earned by such companies and

d)	reorganisations within the UAP group as it presently exists.

13.2	As long as CKAG (or an affiliate of CKAG) is a shareholder of the Company and for a period of three years from the date CKAG (or the relevant affiliate of CKAG) has stopped being a shareholder of the Company, CKAG and its affiliated companies (verbundene Unternehmen)
shall not cause and shall not accept any officer or senior employee (leitender Angestellter) of the Company or the Cologne Re Group to assume employment with CKAG or one of its affi-
liated companies.

13.3	If CKAG violates one of the covenants set forth in  13.1 and 13.2 and continues such violation despite a written warning by GRN or the Company, CKAG shall pay a contractual penalty in the amount of DM 2 million to GRN. In case of a continuing violation CKAG shall pay for each further month that the violation continues a further contractual penalty in the amount of DM 4 million. Any rights of GRN to demand further damages and discontinuance of the prohibited conduct shall remain unaffected.


IV. General


14
Duty of Support and Announcements

14.1	The parties agree to exercise all reasonable efforts to complete the objectives of the joint venture and will in particular exchange all information on the business of the joint venture and exercise their rights as shareholders of the Company in accordance with this Agreement.

14.2	Announcements by the Company or by a shareholder on the joint venture transaction as well as on the operation of the Company require the prior consent of all shareholders, provided such announcements are not mandatory under applicable law.


15
Effectiveness of the Agreement

15.1	This Agreement shall be closed only if

a)	a clearance certificate is issued under EC-Regulation 4064/89 by the EC Commission;

b)	any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have elapsed or been terminated without any order by the Federal Trade
Commission having been issued, prohibiting the transaction as envisaged;

c)	the insurance regulators of the states of Delaware and Connecticut and any other US insurance regulator with jurisdiction over the acquisition of control of Cologne Re's US subsidiaries have each approved GRN's acquisitions of control of such US subsidiaries;

d)	sufficient non-employee supervisory board members of Cologne Re effective as per the next shareholders' meeting either have resigned or their term of appointment will elapse to allow the nomination rights set forth in  4.1 to be effected;

e)	Cologne Re has provided all information needed by GRN to timely file disclosure reports pursuant to the Securities Exchange Act of 1934, as amended;

f)	the non-domination agreement has been terminated;

g)	the board of management of Cologne Re has consented to the share transfer contemplated and has agreed to register the Company as new shareholder after the
Closing;

h)	a binding advance ruling has been issued from the competent Luxembourg tax authorities confirming that the continuation by the Company of the book value at which the participations in Cologne Re will be transferred to the Company is permissable under
Luxembourg tax law.

15.2	The parties shall cooperate to obtain all governmental and official approvals necessary for the effectiveness and consumation of this Agreement and use their best efforts to achieve the closing conditions as soon as possible, this obligation not being subject to this  15.


16
Term

	This Agreement may be terminated by giving one year prior written notice as per the end of a business year of the Company, but not earlier than as per December 31, 2010. This
Agreement terminates automatically with the transfer of all shares in the Company to one of the parties. However, the termination of this Agreement shall not affect the obligations of the parties hereto under  1.1 last sentence, 3, 3a, 7.4, 9.3 to 9.9, 10.3 to 10.9, 11.2 to 11.5, 12,
13, 17, 19 to 25 of this Agreement as well as those obligations specifically set forth in this
Agreement to continue.


17
No Waiver

	No party to this Agreement shall be deemed to have waived any rights arising out of the
Agreement or out of any default or breach hereunder, unless such party expressly waives such right in writing.

	If a party waives any right arising out of the Agreement or out of any default or breach of another party, such waiver shall not be construed to constitute a waiver of any other right arising out of the Agreement or out of the default or breach of another party, even if the latter is similar to the prior.

18
Completeness

	The Agreement as supplemented by the Exhibits supersedes all prior agreements relating to the subject matter of the Agreement.


19
Applicable Law

	This Agreement shall be governed by the substantive law of Germany.


20
Arbitration

20.1	Any differences, questions or disputes arising in connection with or out of this Agreement and the draft agreements attached hereto shall be settled by an amicable effort on the part of both parties. Such effort shall be referred to the Chief Executive Officers of the parties if no agreement has been achieved within six weeks from the date the first request for an amicable settlement is raised by one of the parties. The effort shall be considered to have failed, if within two weeks after reference to the Chief Executive Officers they have not resolved the matter amicably.

20.2	If an attempt for a settlement has failed, the differences, questions or disputes shall be finally settled according to the Arbitration Agreement attached as Exhibit 21.

20.3	The submission to arbitration does not prejudice each members' right to seek injunctive relief
(einstweilige Verfugung) before any competent state court.


21
Form

	This Agreement shall only be modified in writing or, if necessary, by notarial instrument.


22
Miscellaneous

22.1	Each party to this Agreement bears the cost of its advisors.

22.2	Inspite of the exclusive and final arbitration provided for under  20, as regards certain disputes the competence of a state court is mandatory. In the event of such disputes between the parties arising out of this Agreement and the draft agreements attached hereto the parties agree on Cologne as non-exclusive venue.




23
Notices

	Any notices shall be made to the following addresses of the shareholders in writing by means that offer proof of dispatching the documents such as telefax or cable, or to any other address a shareholder has notified the other shareholders of in writing accordingly:

GRN:		General Re Corporation
			695 E. Main Street
			P.O. Box 10351
			Stamford, CT 06904
			attn: General Counsel
			Telefax: (USA) 203-328-5877

CKAG:		Colonia Konzern AG
			Gereonsdriesch 9-11
			50670 Koln
			attn: Vorstand
			Telefax: (Germany) 221-148-32956


24
Severability

	In the event that any provision of this Agreement shall be or shall become invalid, unenforceable or unworkable the remaining provisions shall not be affected thereby. The invalid, unenforceable or unworkable provision shall be replaced by a provision coming closest to what had been intended by the shareholders in setting out the invalid, unenforceable or unworkable provision, or would have been intended by the shareholders had they considered the point. Any omission shall be filled accordingly. Should the invalidity be based on a measure of performance or time (time period, limit or due date) it shall be adapted accordingly.


25
Secrecy

	Any information or documents made available to another shareholder in its capacity as a member of the Joint Venture, including the terms of this Agreement, shall be used only for the purpose of the Joint Venture and shall not be disclosed to third parties or published unless required by applicable law or otherwise agreed upon by the shareholders concerned. This obligation does not apply to information that is proven

- -	to have been or have become generally available (public domain) without any act or omission of the respective shareholder,

- -	to have been known to the other shareholder prior to the disclosure under this
Agreement,

- -	to have been independently developed by the other shareholder, or

- -	to have been received from a third party having the right to transfer rights in the said information and not involving any violation of any obligation of such third party vis  vis the disclosing shareholder.

	It does furthermore not apply to information given by CKAG as trustee of Nordstern
Allgemeine Versicherungs- AG to the latter under the trust agreement dated August 31, 1994.

Signed to confirm agreement with the version of the Joint Venture Agreement initialled by Dr. Axel
Schmidt-Hern and Dr. Konstantin Mettenheimer on December 19, 1994

December 19, 1994

Ronald G. Anderson 	Dr. Axel Biagosh
	(GRN)		(CKAG)


Nordstern Allgemeine Versicherungs-AG hereby acknowledges to have taken cognizance of this Agreement and its
Exhibits, approves it with regard to the trust agreement dated August 31, 1994 and concluded with CKAG, and
Nordstern Allgemeine Versicherungs-AG undertakes vis  vis GRN and CKAG to keep any information transmitted to it confidential in accordance with  25 of this Agreement.




Exhibits to the Joint Venture Agreement
1.	Draft English version of the Articles of Association of JV
2.	Draft English Version of the Initial Articles of Association of the Company
3.1.	Consolidated business report of Cologne Re for 1992
3.2.	Exceptions regarding Aktivierungs- und Passivierungsansatzwahlrechte
4.1.	List of German real estate
4.2.	Excerpts from cadastrial chart, land register and construction encumbrance register for
German real estate
5.	List of foreign real estate incl. site and size, charts, encumbrances (incl. public) and other third party rights and pending changes
6.	Items out of investments and other fixed assets (Annual Statement 1992 under II and IV.1)
disposed of, encumbered or charged with third party rights outside the ordinary course of business
7.	Investment portfolio as per December  31, 1993 excluding real estate
8.	List of trade marks owned or used and any challenges by third parties
9.	List of powers of attorney to underwrite reinsurance or insurance business or outside the ordinary course of business
10.	List of legal disputes and regulatory proceedings beyond DM 150,000/3 million
11.	List of material adverse changes since December  31, 1992
12.	Excerpts from trade register for Cologne Re
13.	Articles of Association of Cologne Re
14.1.	List of Subsidiaries of Cologne Re
	List of other participations of Cologne Re
14.2.	List of Reinsurance Subsidiaries of Cologne Re
15.	Terms and Conditions of Notes
16.	Transfer Agreement CKAG-GRN on Company shares
17.	Option Price Formula
18.	Transfer Agreement GRN-CKAG on Company shares
19.	Pledge Agreement for GRN shares
20.	Pledge Agreement for CKAG shares
21.	Arbitration Agreement
22.	Investment Policy
23.	Disclosure	- CRE reserves
		- Tellit participation
		- Data room material
24.	Draft Articles of Association of the English company in the form of a Ltd, the shares of which may be contributed by GRN


Exhibit 23



Consent of Independent Accountants

The Board of Directors and Shareholders
General Re Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 33-30116 and 33-16944) and on Form S-8 (File Nos. 2-62106, 275489, 33-6483 and 33-33102) of General Re Corporation of our
report dated October 4, 1994 relating to the group balance sheet of Cologne Re and subsidiaries as of December 31, 1993 and the related group profit and loss account for the year then ended, which report appears in the January 12, 1995 Form 8-K of General Re Corporation.

The Group financial statements referred to above are presented in conformity with generally accepted accounting principles in Germany. Our report dated October 4, 1994 states that, in our opinion, those group financial statements are not presented fairly in conformity with generally accepted accounting principles in the United States of America.


KPMG Deutsche Treuhand-Gesellschaft AG


Cologne, Germany
January 12, 1995



											Exhibit 99 (a)

Independent Auditor's Report


To the Board of Directors and Shareholders
Cologne Re:

We have audited the accompanying group balance sheet of Cologne Re and subsidiaries as of December 31, 1993, and the related group profit and loss account for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the group financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed more fully in note 14, the Company has prepared these group financial statements using generally accepted accounting principles in Germany, which principles differ from generally accepted accounting principles in the United States of America. The effects on the group financial statements of the variances between generally accepted accounting principles in Germany and the United States of America, although not quantified at the date of this report, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the group financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles in the United States of America the financial position of Cologne Re and subsidiaries as of December 31, 1993, or the results of their cash flows for the year then ended.

In our opinion, the group financial statements referred to above present fairly, in all material respects, the financial position of Cologne Re and subsidiaries as of December 31, 1993, and the results of their operations for the year then ended, in conformity with generally accepted accounting principles in Germany.


KPMG Deutsche Treuhand-Gesellschaft AG




Cologne, Germany
October 4, 1994




Cologne Re Group
Balance Sheet
German GAAP Basis
December 31, 1993
(in DM millions)

Assets
I.  	Intangible assets	                                                 	DM 0.6

II.  	Investments:
1.  Real estate, rights to real estate and buildings,
     leasehold buildings                                  	DM 118.5
2.  Mortgages and loans secured on real estate                	24.6
3.  Registered bonds, notes and loans
     of which to affiliated companies:    0.6              	1,771.5
4.  Registered German Federal and State Government bonds
     of which equalization bonds: 0.5                          	4.9
5.  Shares in affiliated companies to the extent
     to which such companies are not included in the
     Group accounts                                           	54.4
6.  Other shares                                              	47.8
7.  Securities and shares not included in other items
     of which in affiliated companies:  0.0                	3,971.2
8.  Fixed and time deposits, savings accounts with banks	     695.1
	                                                          	6,688.0
9.  Deposits retained on assumed reinsurance business
     of which from affiliated companies:  857.3
     of which from companies held as investments:  63.4    	2,634.1
		                                                                      	9,322.1

III.  	Reinsurance accounts receivable
of which from affiliated companies:  22.9
of which from companies held as investments:  1.3	                        	642.7

IV.  	Other receivables and assets:
1.  Office equipment                                           	19.2
2.  Cheques, cash, German Federal Bank and post office balances	13.0
3.  Current accounts with banks                               	144.8
4.  Interest and rent receivable
     of which from affiliated companies:  0.1                 	118.6
5.  Sundry receivables and assets
     of which from affiliated companies:  8.4
     of which from companies held as investments:  1.8        	171.2
		                                                                        	466.8
V.  	Deferred items	                                                        	0.6

VI.  	Presumable tax relief in subsequent business years
      	in accordance with Section 274, Para. 2, Section 306
	of the German Commercial Code		                                             0.2

	Total assets	                                                      	DM 10,433.0

Cologne Re Group
Balance Sheet (Continued)
German GAAP Basis
December 31, 1993
(in DM millions)

Liabilities and Shareholders' Equity
I.	Shareholders' equity
1.	Share capital 	                                             	DM  62.0
2	Capital reserve	                                                	107.7
3.  	Retained profits
a)	legal reserve                                    	DM   1.4
b)	reserve for own shares                                 	-
c)	other retained profits                              	311.3
		                                                                	312.7
4.	Profit carried forward	                                          	0.0
5.	Disposable profit for the Group 	                               	98.1
6.	Equalization item for the shares of other partners	              	8.8
			                                                                     	DM  589.3
II.  	Special items with a reserve share		                                      	-

III.  	Underwriting reserves
1.  	Unearned premiums - gross-                        	633.6
	of which:  reinsured portion	                           40.4
		                                                                	593.2
2.  	Aggregate reserves for life and health
 policies - gross -                                  	2,317.2
	of which:  reinsured portion	                          129.2
	                                                              		2,188.0
3.  	Reserve for outstanding claims
a)	Claims - gross -                                  	5,949.8
	of which:  annuities provision: 101.7
	of which:  reinsured portion                          	367.5
b)	Redemptions, premium refunds and
	cancellation payments - gross -                         	0.1
	of which:  reinsured portion	                            0.0
		                                                             	5,582.4
4.  	Fluctuation reserve	                                        	177.2
5.  	Other underwriting reserves - gross -             	393.5
	of which:  reinsured portion	                            0.2
			                                                               393.3
			                                                                      	8,934.1
 IV. 	Reinsurance deposits
	of which due to affiliated companies:  24.8
 	of which due to companies held as investments:  0.1		                      	85.8

V. 	Reinsurance accounts payable
of which due to affiliated companies:  44.3
	of which due to companies held as investments:  0.7		                     	541.4

VI.  	Other provisions
1.  	Pensions and similar obligations	                        	58.4
2.  	Tax provisions	                                          	27.0
3.  	Provision for anticipated tax payments
	in subsequent business years in accordance with
	Section 274, Para. 1, Section 306 of the German
 Commercial Code	                                              	4.3
4.  	Sundry provisions	                                       	19.0
			                                                                        	108.7
VII.  Other liabilities
	Sundry liabilities
	of which taxes:  6.0
	of which social security:  0.1
	of which to affiliated companies:  0.0		                                  	170.2

VIII.	Deferred items			                                                       3.5

	Total liabilities and shareholders' equity			                         DM 10,433.0


Cologne Re Group
Profit and Loss Account
German GAAP Basis
Year-ended December 31, 1993
(in DM millions)

1.	Net premiums earned
    	a)  gross accounted premiums                    	DM  5,119.3
    	b)  reinsurance premiums	                              727.3
    	c)  change in net earned premiums	                     (66.9)
		                                                                	DM  4,325.1
2.	Income from the reduction in net underwriting
 reserves to the extent	that this is  not dealt
 with in items 1. c) or 10.
a)	net aggregate reserves for life and health policies       	2.4
b) 	other net underwriting reserves	                          0.4
			                                                                       	2.8
3.  	Interest on reinsurance funds, net of reinsurance	                  	71.3

4.  	Sundry underwriting income, net of reinsurance	                      	8.9

5.  	Claims (including handling expenses), net of reinsurance	        	3,168.4

6. 	Redemptions, premium refunds, and cancellation
 payments, net of reinsurance	                                           	71.8

7.  	Increase in the net underwriting reserves to the extent
	not covered under items 1. c) or 10.
	a)  net aggregate reserves for life and health policies      	224.2
	b)  other net reserves	                                        (0.4)
		                                                                      	223.8
8. 	Gross expenses of the insurance business                	1,264.2
	less:  reinsurance commission received
	for business retroceded	                                      234.0
		                                                                    	1,030.2
9.  	Sundry underwriting expenses net of reinsurance	                    	57.7

	    Subtotal 1	                                                       	(143.8)

10. 	Change in the fluctuation and similar reserves		                    (75.4)

	    Subtotal 2	                                                       	(219.2)

11.	Income from investments:
a)	income from real estate, rights to real estate and buildings
	including leasehold buildings
	of which from own use:  4.1                                  	10.9
b)	income from investments
		1) in companies not included in the group accounts
		    of which from affiliated companies :  0.8                	5.3
		2)  in associated companies: 0.0
c)	interest and similar income
		of which from affiliated companies not included
		in the group accounts:  37.4
	of which from companies held as investments:  1.8           	423.4
d)	profit from the disposal and appreciation of investments  	149.8
e)	less:  underwriting interest income on insurance funds     	75.2
			                                                                     	514.2
			Amount brought forward	                                              	295.0

Cologne Re Group
Profit and Loss Account (Continued)
German GAAP Basis
Year-ended December 31, 1993
(in DM millions)

		Amount brought forward		                                              DM 295.0

12. 	Sundry income to the extent not dealt with under item 1. a)
	of which from affiliated companies not included in
group accounts:  3.7
	of which from companies held as investments: 0.1		                         39.7

	   Subtotal 3		                                                           334.7

13. 	Expenditure relating to investments:
	a)  amounts written off	                                    DM 5.9
	b)  losses on the disposal of investments	                    20.7
	c)  expenditure on administration of investments and
sundry expenses	                                               29.5
                                                                         			56.1
14. 	Expenditure on pensions and similar expenses
	of which on pensions: 10.9		                                               11.3

15.  	Sundry amounts written off
	a)	on intangible assets as well as expenditure incurred
	   	on the initiation and expansion of business operations 	   0.3
	b)	on other items to the extent to which these are not shown
		under item 1. a) or item 13. a)	                              6.9
			                                                                          7.2
16. 	Interest and similar expenditure to the extent not covered
by item 3.	of which to affiliated companies not included in
group accounts: 1.1	of which from companies held as
investments:  0.0	      	                                                    8.3

17.  	Sundry expenditure
	a) 	special allocations to the underwriting reserves	        45.0
	b) 	other	                                                   41.9
				                                                                        86.9
	     Subtotal 4		                                                         164.9

18.	Taxes on income and profits	                                           	58.0

19.  	Other taxes to the extent not covered by item 9.		                     8.8

20.  	Profit for the year		                                                 98.1

21.  	Profit allocated to other partners	                                   	0.0

22. 		Losses allocated to other partners		                                   -

23.	Disposable profit for the Group		                                   DM  98.1


Notes to the Cologne Re Group Consolidated Financial Statements

1.	General accounting principles

	The Cologne Re Group accounts have been compiled in accordance with the group accounting principles of trade law, company law provisions, the provisions of insurance supervisory law, the ordinance on the accounting of insurance companies and the directives for group accounting published by the German Federal Supervisory Office ("German
GAAP") for the insurance industry.

	The Group accounts follow the layout and specification of items set forth by the German
Federal Supervisory Officer.  The profit and loss accounts close with the profit for the year, since the Group accounts are not relevant to the assessment of the actual distribution of profits and payment of dividends.


2.	Consolidation

	The Group accounts comprise, apart from those of the Cologne Re itself, the accounts of all domestic and foreign subsidiaries acting primarily as reinsurance companies in the market.
The accounts of those companies not included in the Cologne Re Group are not of primary importance for the provision of a true and fair view of the Group's assets, financial status and profits.

	In all, the Cologne Re Group comprises 14 companies, 12 of which have their head office outside of Germany.

3.	Shares held

	A list of the shares held in accordance with Section 313, Para. 2, item 4 of the German
Commercial Code is as follows:

	List of affiliated companies as at December 31, 1993:

A.	Companies included in the Group Accounts                       	(in DM millions)
                                                                			Shareholders'   	Result
	Name and Residence                                        Share %   	Equity       for 1993
	Europe Ruckversicherung AG, Cologne                         	84	%   	DM 54.6     	DM 0.1
	The Cologne Reinsurance Company Ltd, London                	100        	71.7        	8.1
	Cologne Reinsurance Company Ltd, Dublin                     	99       	247.8       	40.9
	Cologne Reinsurance Finance Holdings B.V., Amsterdam       	100        	25.2       	20.6
	Cologne Life Reinsurance Company, Stamford                 	100       	147.1       	25.5
	Idealife Insurance Company of Wilmington, Wilmington       	100	       	11.8        	1.5
	US Health & Life Insurance Company, Wilmington             	100	        	6.8        	0.5
	Cologne Holding Company of America Inc., Stamford          	100       	190.5       	13.0
	Cologne Reinsurance Company of America, Stamford           	100	      	190.2       	12.7
	Cologne Life Reinsurance Company of Australia Ltd, Sydney   	99         	9.2        	2.4
	Cologne Reinsurance (Barbados) Ltd., Bridgetown            	100	        	3.4       	(0.6)
	Cologne Reinsurance Company Ltd., Hamilton, Bermuda        	100	       	31.6        	1.4
	Cologne Reinsurance Company of South Africa Ltd., Cape Town 	99        	26.3        	7.6



B.	Other affiliated companies
	                                                                 	(in DM millions)
		                                                                	Shareholders'     	Result
	Name and Residence                                     	Share %     	Equity        	for 1993
	Kolnische Versicherungs - Beratungs - und Service
 GmbH, Cologne                                             	100      	DM 0.3	       DM 0.1
	La Kolnische Iberica S.A., Madrid                         	100	         0.3	          0.0
	La Kolnische Italia Servizi Riassicurativi SRL, Milan      100	         0.2	          0.0
	Kolnische Nordiska Aktiebolag, Stockholm                  	100	         0.1	          0.0
	Die Kolnische Ruck Riga GmbH, Riga                        	100	         0.0	          0.0
	La Kolnische Latina S.A., Mexico City                      	95         	0.2          	0.1
	La Kolnische de Venezuela C.A., Caracas	                    99	         0.0	         (0.0)
	Kolnische Ruck Buenos Aires S.A., Buenos Aires 	            99	         0.4         	(0.1)
	DEKRA Umweit GmbH, Stuttgart                               	49	         3.7          (1.3)


4.	Consolidated companies

	Germany
	Kolnishe Ruckversicherungs-Gesellschaft Aktiengesellschaft, Cologne Europa Ruckversicherung Aktiengesellschaft, Cologne

	Abroad
	Cologne Life Reinsurance Company, Stamford/USA
	Cologne Reinsurance Company of America, Stamford/USA
	The Cologne Reinsurance Company Ltd, London/UK
	The Cologne Reinsurance Company of South Africa Ltd., Cape Town/South Africa
	The Cologne Reinsurance Company Ltd., Dublin/Ireland
	Cologne Reinsurance Company (Bermuda) Ltd., Hamilton/Bermuda
	Cologne Life Reinsurance Company of Australia Ltd., Sydney/Australia
	Idealife Insurance Company of Wilmington, Wilmington/USA
	U.S. Health and Life Insurance Company, Wilmington, USA
	Cologne Reinsurance Finance Holdings B.V., Amsterdam/Netherlands
	Cologne Reinsurance (Barbados) Ltd., Bridgetown/Barbados
	Cologne Holding Company of America Inc., Stamford/USA

	The following companies are not of primary importance for the representation of the Group's assets, financial status and profits, and have therefore not been included in the consolidation:

	Germany
	Kolnische Versicherungs-Beratungs-und Service GmbH, Cologne

	Abroad
	La Kolnische de Venezuela C.A., Caracas/Venezuela
	The Cologne Reinsurance Consultants Ltd., Hong Kong
	La Kolnische Iberica S.A., Madrid/Spain
	La Kolnische Italia Servizi Riassicurativi S.R.L., Milan/Italy Kolnische Latina, S.A. Mexico D.F./Mexico
	Kolnische Nordiska Aktiebolag, Stockholm/Sweden
	Die Kolnische Ruck Riga GmbH, Riga/Latvia
	Kolnische Ruck Buenos Aires S.A., Buenos Aires


5.	Consolidation principles

	The individual accounts included in the Group accounts have been made out as at
 December 31, 1993, as is also the case with the Cologne Re's annual accounts.

	In principle, all accounts are subject to the valuation and accounting principles also applicable to the annual accounts of the Cologne Re.

	The annual accounts of foreign subsidiaries have been transformed into a standard accounting format in accordance with German law and with the Group's uniform accounting and valuation principles.  Pursuant to Section 308, Para. 2, clause 2 of the German Commercial
Code, the only exceptions to the rule were the valuations in the individual accounts of our foreign subsidiaries, which are based on local, insurance-specific procedures.

	Financial assets were consolidated according to their book value, the acquisition costs of the participation being offset against the Group's share in the subsidiary's equity at the point in time at which the subsidiary company was first included in the consolidated accounts.  Any resultant adverse equalization items have been included under shareholders' equity.  Shares in the equity of subsidiaries held by shareholders outside the Group were shown as shares of other partners.

	Amounts payable within the Group as well as interim profits, revenue and expenditure resulting  from transactions among Group members were consolidated in all cases.


6.	Accounting policies and valuation methods

	Assets

	Real estate and buildings are valued at cost of acquisition or construction, less scheduled and unscheduled depreciation.

	Mortgages, notes and loans are shown at their repayment value.  Registered bonds have been valued at acquisition cost.  The discounts on these have been shown as receipts pro rata temporis.

	In addition to specific provisions made in individual instances, a general provision has been made on account of the general credit risk.

	Registered German Federal and State Government bonds have been shown at book value at the time of registration.  Equalization bonds are shown at the amount of their residual value.

	Shares in affiliated companies and other shares are shown at the cost of acquisition, less depreciation where applicable.

	Securities and shares have been valued at acquisition cost.  If the stock exchange value at the balance sheet date was lower than such cost of acquisition, valuation was effected at such lower stock exchange price (valuation at the lowest market value).

	Fixed and time deposits as well as deposits retained on assumed reinsurance business are shown at nominal value.

	Reinsurance accounts receivable are shown at their nominal value.  Specific adjustments have been made for known risks.

	Cheques, cash, post office giro balances, current accounts with banks, interest and rent receivable as well as sundry receivables and assets have been shown at their nominal value.

	Office fixtures and fittings have been valued at cost of acquisition.  Low value items purchased in the year under review have been written off completely.

	Liabilities

	Underwriting reserves of consolidated companies in Germany (unearned premiums, aggregate reserves for life and health polices, reserves for outstanding claims and other underwriting reserves) have been shown in accordance with the information supplied by cedents under the respective treaties.  Where no figures were available, the amounts have been estimated.

	The shares of retrocessionaires in these reserves--with the exception of the reserve for nuclear plant risks and pharmaceutical risks included in the other underwriting reserves --
have been established in accordance with the contractual shares.

	The valuation of
	- the fluctuation reserve,
	- the nuclear plant reserve, and
	- the pharmaceutical risks reserve
	has been based on the requirements of the respective supervisory bodies or tax authorities.

	The underwriting reserves of Cologne Re's foreign subsidiaries are shown in the Group accounts at the values presented in the respective companies' own annual accounts.

	Deposits and reinsurance accounts payable have been shown at their nominal value.

	The reserve for pension liabilities of companies in Germany has been established according to Section 6 (a) of the Income Tax Law on the basis of a rate of interest of 6% and using the actuarial tables of Dr. Klans Heubeck.

	The tax and other provisions have been valued in accordance with the amounts presumably required.

	The other liabilities are shown in accordance with the actual amount owed.

	Where it was necessary to convert foreign currencies into Deutschmarks, this ensued at the middle rates of exchange applicable on December 31, 1993.

7.	Investments in the 1993 business year
	(in DM millions)                                                 	Book Value
	1.	Real estate and rights to real estate and buildings
		including leasehold buildings
		a) with commercial and other buildings                            	DM 113.1
		b) with residential buildings                                          	5.4
		c) without buildings                                                     	-
		d) with buildings in the course of construction		                         -
			                                                                    	118.5

	2.	Mortgages and loans secured on real estate	                          24.6

	3.	Registered bonds, notes and loans to:
		a)	German Federal and State Governments and other public law bodies	  983.5
		b)	private enterprises	                                               670.0
		c)	sundry	                                                            118.0
			                                                                  	1,771.5

	4.	Registered German Federal and State Government bonds
		a)	equalization bonds                                                  	0.5
		b)	other bonds	                                                         4.4
			                                                                      	4.9

	5.	Shares in affiliated companies
		a)	resident in Germany                                                 	1.6
		b)	resident abroad	                                                    52.8
				                                                                     54.4

	6.	Other shares	                                                        47.8

	7.	Securities and shares not included in other items
 		a)	fixed-interest securities                                      	3,292.3
		b)	shares, investment certificates	                                   677.9
		c) 	sundry	                                                             1.0
				                                                                  3,971.2

	8.	Fixed deposits, time deposits and savings accounts with banks	      695.1

		Investments without deposits retained on assumed reinsurance business	6,688.0

	9.	Deposits retained on assumed reinsurance business	                 2,634.1

		Total investments	                                                DM 9,322.1






8.	Tax provision

	The figure for tax provisions included in other assets of DM 183,404 shown here is an adjustment of the actual tax expenditures of the consolidated companies to the conditions prevailing within the Group.  The need to adjust is justified, on the one hand, by a deviation between the results of consolidated companies' commercial balance sheets and the balance sheets drawn up for tax purposes and, on the other, by the fact that valuation differences are caused by the transformation of foreign annual accounts to conform with German law.  In both cases, the tax provisions which need to be made as a result have been calculated on the basis of the local tax rate.

	An entry for tax provisions has only been made where the deviations which have arisen are limited in duration and it is sufficiently certain that they will balance each other out over time.

	Tax provisions on the assets and liabilities sides have been set off within the individual accounts of the Group companies concerned.


9.	Shareholders'  Equity

	This item comprises the actual paid-up capital as such, as well as the Cologne Re's capital reserves and the Group's retained profits, this latter item serving to set off currency losses from the consolidation of equity amounting to DM 84,314,106.  These losses were attributable to the differences in currency exchange rates between the time of acquisition of shares in consolidated companies on the one hand, and the date of the balance sheet on the other.

	The profit for the year shows the consolidated profit of the Group prior to profit allocation.

	If minority shareholders have a holding in consolidated companies, their share of the shareholders' equity is included in the "equalization item for the shares of other partners".

		Thus, the equity of the Cologne Re Group in DM millions is made up as follows:

	1.	Paid-up capital		                                              DM  62.0
	2.	Capital reserve	                                                 	107.7
	3.	Retained profits
			a)	Legal reserve	                                     DM 1.4
			b)	Reserves for own shares	                              -
			c)	Difference resulting from currency conversions	     (84.3)
			d)	Other retained profits	                             395.6
				                                                      312.7
	4.	Profit carried forward		                                             -
	5.	Profit for the year		                                             98.1
	6.	Equalization item for the shares of the other partners		           8.8

			Total equity                                                 		DM 589.3

10.	Underwriting reserves

	The underwriting reserves in DM millions are made up specifically as follows:

	1.	Unearned premiums
		Gross                                                        	DM  633.6
		Retro	                                                             40.4
		Net		                                                         DM  593.2

	2.	Aggregate reserves for life and health policies
		Gross                                                       	DM 2,317.2
		Retro	                                                            129.2
		Net		                                                        DM 2,188.0

	3.	a)	Reserves for outstanding claims
			Gross		                                                    	DM 5,949.8
			Retro			                                                         367.5
		Net			                                                       DM 5,582.3
		b)	Redemptions, premium refunds and cancellation payments
			Gross			                                                       DM  0.1
			Retro			                                                           0.0
			Net			                                                         DM  0.1

	4.	Fluctuation reserve
		Gross		                                                      	DM  177.2
		Retro			                                                            -
		Net				                                                       DM  177.2

	5.	Other underwriting reserves
		Gross	                                                      		DM  393.5
		Retro			                                                            0.2
		Net				                                                       DM  393.3

		Total underwriting reserves net of reinsurance            			DM 8,934.1


11. Net retained premium

	The premium income of the Cologne Re Group in DM millions was made up as follows:

	Gross	                                                      	DM  5,119.3
	Retro			                                                          	727.3
	Net					                                                        	4,392.0
	Change in unearned premiums			                                      66.9
	Earned premiums	                                              DM 4,325.1

	Claims expenditure

	Claims expenditure in DM millions was apportioned as follows:

	Claims	                                                     	DM  3,168.4
	Redemptions (etc.)	                                                 71.8
	Total net retained 	                                         DM  3,240.2

12.	General information

	Personnel

	In 1993, the consolidated companies employed an average of 916 staff, including 444 working for our branches and subsidiaries abroad.

	Expenditure on personnel amounted to DM 96,135,620 in 1993, DM 85,026,619 being made up of wages and salaries, DM 11,109,001 of social charges and expenses.

	The remuneration paid to the Board of Executive Directors of the parent company was DM
4,287,909.  On the date of the balance sheet, loans secured on real estate to Board members of the parent company amounted to DM 650,874, DM 155,112 of which was repaid in 1993.
Interest rates in this case are between 5.5% and 6.75%, with a redemption rate of 1% plus interest saved.  The terms of the loans are fixed for periods of 5 or 10 years.

	Payments amounting to DM 900,472 were made to former members of the parent company's
Board of Executive Directors or their dependents in 1993.  The reserve for pensions payable to such persons as at December 31, 1993 totaled DM 8,256,667.

	The emoluments paid to the Supervisory Board totaled DM 1,404,150.


13.	Contingent liability

	The Cologne Re and the Europa Re are members of the association for the reinsurance of pharmaceutical risks, the association for the insurance of German nuclear reactors and the
German aviation pool.  In the event of one of the other members failing to meet its liabilities, both companies are required to take over such other member's share within the framework of their quota participation.





14.  German and United States Accounting Principles

German GAAP differs in a number of significant respects from U.S. GAAP.
 Significant differences that may affect the consolidated net income and shareholders' equity include the following:

Investments
Under German GAAP, fixed maturities and equity securities listed on public stock exchanges are carried at the lower of original cost or market value as of year-end balance sheet dates.  Non-listed fixed maturities are carried at cost.
  The reduction in the value of a security to a market value below cost is included as a charge to income during the period of the reduction.
Once a security's value is reduced below cost, it is not increased in value if the market value subsequently rises. In addition, a portion of investment income is allocated to the underwriting result as a partial offset to the increase of certain life insurance liabilities.

Under U.S. GAAP, debt securities that a corporation has the ability and intent to hold to maturity are reported at amortized cost. Debt and equity securities that are acquired and held principally for the purpose of selling in the near term are classified as trading and reported at market value, with unrealized holding gains or losses included in income. Debt and equity securities not included in either of these categories are classified as available for sale and reported at market value, with unrealized holding gains or losses excluded from income and reported in a separate component of shareholders' equity.

Deferred Acquisition Costs
Under German GAAP, certain deferred acquisition costs relating to property/ casualty business are included as a contra liability, offsetting unearned premiums and are computed at 92.5% of unearned reinsurance commissions and brokerage expenses. Acquisition costs for life insurance business are included as an offset to the aggregate reserve and are expensed over the estimated life of the underlying insurance policies.

Under U.S. GAAP, deferred acquisition costs are classified as an asset and include unearned reinsurance commissions, brokerage expenses and certain additional acquisition costs. Acquisition costs for life insurance business are amortized over the anticipated life of the underlying insurance policies, with generally more of the income statement charge incurred during later policy years than under German GAAP.

Fluctuation and Sundry Underwriting Reserves
Fluctuation and certain sundry underwriting reserves under German GAAP are established in accordance with a method prescribed by the supervisory authority to reduce the variability in claims incurred from one year to the next. The fluctuation reserve is established for specific lines of business and is usually increased in years with a loss ratio lower than the average of the last fifteen years and reduced when the loss ratio is above the average for that period.

Under U.S. GAAP, claim and claim expense liabilities are established under Statement of Financial Accounting Standards No. 5, Accounting for Contingencies.
Under Statement No. 5, claim liabilities are only recorded when it is probable that a loss has occurred and the amount of loss can be reasonably estimated.
In addition there are certain actuarial differences between U.S. and German, in the establishment of insurance reserves.

Deferred Income Taxes
Differences between the German GAAP balance sheet and tax balance sheet are recorded as deferred assets or liabilities. Deferred taxes are calculated on the liability method, but are recognized only to the extent that deferred tax liabilities exceed tax assets.

Under U.S. GAAP, insurance companies have certain number of temporary differences between the U.S. GAAP balance sheet and the tax balance sheet (e.g., claim liabilities are discounted differently for tax purposes, acquisition costs are expensed as incurred for tax purposes). The changes in these temporary differences in book and tax balance sheets are recorded as deferred tax benefits or charges in the current period's income statement. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

Premiums
Under German GAAP, reinsurers record reinsurance premium income as reported by ceding companies based on contract terms.

Under U.S. GAAP, amounts received from ceding companies are afforded reinsurance accounting and recorded as premiums if the reinsurance contracts transfer insurance risk to the reinsurer. Statement of Financial Accounting Standards
No. 113, Accounting and Reporting for Reinsurance of Short-Duration and
Long-Duration Contracts, established risk transfer requirements that a contract must satisfy in order to be accounted for as reinsurance. Only contracts that both transfer significant insurance risk and result in the reasonable possibility that the reinsurer may realize a significant loss based on the present value of the contract's cash flows are accounted for as reinsurance, while contracts not meeting these requirements are recorded as deposits under U.S. GAAP. In addition, under the accounting prescribed by the Emerging Issues Task Force for multiple-year contracts requiring amounts to be returned to or paid by a corporation in future years based on favorable or unfavorable loss experience during the current or prior years are accrued during the current period.

Foreign Exchange
Under German GAAP, income statement items with a functional currency other than DM are translated into DM at the year-end exchange rate. Under U.S.
GAAP, these income statements would be translated at an average exchange rate for the period. There are also differences between the U.S. and German GAAP relating to the reporting of foreign currency translation of certain balance sheet items, where the currency adjustment is reported in shareholders' equity under U.S. GAAP and in the income statement under German GAAP.

Consolidation Policies
Under German GAAP, the underwriting results of non-German subsidiaries are shown at the local values presented in their respective companies' own annual accounts. These results are computed utilizing their domiciliary countries' statutory accounting principles. Under U.S. GAAP, premiums, commissions and losses are recorded for all companies in the consolidated group, utilizing
U.S. accounting principles consistently across all subsidiaries.

General
There are additional differences between U.S. GAAP and German accounting. Such differences include the recording of pension liabilities and expense, other retiree benefits and accounting for intangible assets. In accordance with German GAAP, goodwill may be charged directly to shareholders' equity or capitalized and amortized over its useful life, generally ranging between 5 years and 15 years. Under U.S. GAAP, the difference between the purchase price and fair value of net assets acquired as part of a business combination is capitalized as goodwill and amortized through the income statement over its estimated useful life, which may not exceed forty years.

Statement of Cash Flows
U.S. GAAP requires that a Statement of Cash Flows be presented as part of the basic financial statements. In addition, non-cash financing and investment activities would be excluded from the statement and disclosed as part of the notes to financial statements.

Disclosures
The disclosure requirements for German GAAP differ from U.S. GAAP. For example, additional disclosures regarding investment balances and transactions, financial instruments, derivative transactions, pensions, and reinsurance would be required under U.S. GAAP.







											Exhibit  99(b)

For Immediate Release
December 28, 1994


									For more information, call:

Allen W. Rork, Vice President,
(203) 328-5770
Kathleen A. Murphy, Assistant Secretary
(203) 328-5515



General Re Corporation Reports
Closing on Cologne Re Transaction

	Stamford, CT., December 28 . . . General Re Corporation reports that it has closed on its investment with Colonia Konzern AG (CKAG) in a new joint venture company called General Re-CKAG Reinsurance and Investment S.A.R.L.
("GR-CK").  As previously reported, GR-CK will own 75% of the common and
30% of the preferred stock of Cologne Re and, in addition, will hold cash and securities invested in GR-CK by General Re.

 Commenting on the closing, Ronald E. Ferguson, Chairman and Chief Executive Officer said, "We are pleased that the transaction has closed and we can look forward to working with our colleagues at Cologne Re to find opportunities to better serve our clients worldwide.''

 With the exception of three details, all aspects of the transaction remain the same as previously disclosed. First, GR-CK will be domiciled in Luxembourg rather than The Netherlands. Second, the cash investment in GR-CK by General Re will be DM 902 million, rather than the DM 922 million initially reported. Finally, it is currently estimated that the annual preferred dividend paid to CKAG on its Class A shares in GR-CK will approximate DM 36 million.

	Further details on the transaction, the operations of Cologne Re and pro forma consolidated financial statements including General Re, Cologne Re and GR-CK will be made available after they are filed with the SEC in early 1995.

 	Under US GAAP so defined net income after tax will principally be investment income, realized capital gains and losses less operating expenses and taxes, both current and deferred; unrealized capital gains and losses will generally be excluded from this calculation under US GAAP.



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